UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2015 (April 23, 2015)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park

Langley, Berkshire, United

Kingdom SL3 8AG

(Address of principal executive

office)

Registrant's telephone number, including area code 44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2015, our Board of Directors (the “Board”) appointed Steven R. Chambers to our Board effective April 24, 2015 and to the Compensation Committee of our Board, effective June 1, 2015. In connection with such appointment, Mr. Chambers will be paid (1) $200,000 per year as compensation for his service as a member of the Board, in a mix of $75,000 in cash and $125,000 in time-based restricted share units to be granted at a later date, and (2) $10,000 in cash per year as compensation for his service as a member of the Compensation Committee of the Board, consistent with the compensation paid to the other members of our Board.

A copy of the press release issued in connection with Mr. Chambers’ appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated April 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle Boas
Rochelle Boas
Senior Vice President and Secretary

Date: April 27, 2015

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated April 27, 2015 (April 23, 2015)

EXHIBIT INDEX

99.1	Press Release dated April 27, 2015.